As filed with the Securities and Exchange Commission on April 23, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Celanese Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
98-0420726
(I.R.S. Employer Identification No.)
1601 West LBJ Freeway
Dallas, TX 75234-6034
(Address of Principal Executive Offices)
Celanese Corporation 2009 Global Incentive Plan
Celanese Corporation 2009 Employee Stock Purchase Plan
(Full title of the plans)
Gjon N. Nivica, Jr.
Senior Vice President, General Counsel and Corporate Secretary
1601 West LBJ Freeway
Dallas, TX 75234-6034
(Name and address of agent for service)
(972) 443-4000
(Telephone number, including area code, of agent for service)
Copies to:
Barbara L. Becker, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be		Offering Price Per	Aggregate	Amount of
Securities to be Registered	Registered (1)		Share	Offering Price	Registration Fee
Series A Common Stock, par value $0.0001 per share	14,320,690	(2)	$16.58 (2)	$237,437,040.20 (2)	$13,248.99
Series A Common Stock, par value $0.0001 per share	14,000,000	(3)	$14.10 (3)	$197,400,000.00 (3)	$11,014.92

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement on Form S-8 also shall cover any additional shares of Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Relates to Common Stock to be issued pursuant to the Celanese Corporation 2009 Global Incentive Plan. The maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on April 20, 2009, which was $16.58.

(3)	Relates to Common Stock to be issued pursuant to the Celanese Corporation 2009 Employee Stock Purchase Plan. The maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon 85% of the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on April 20, 2009, which was $14.10. Under the terms of the Celanese Corporation 2009 Employee Stock Purchase Plan, the purchase price of Common Stock with respect to an offering period is 85% of the fair market value of the Common Stock on the last day of the offering period.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Celanese Corporation, a Delaware corporation (the “Company” or the “Registrant”), relating to (a) shares of its Series A Common Stock, par value $0.0001 per share (the “Common Stock”) issuable to eligible employees, non-employee directors and service providers of the Company under the Celanese Corporation 2009 Global Incentive Plan, consisting of (i) 348,218 shares of Common Stock that previously were available for issuance under the Celanese Corporation 2004 Stock Incentive Plan (the “Prior Plan”), (ii) 8,622,472 shares of Common Stock currently subject to awards outstanding under the Prior Plan, to the extent such shares cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the award to the extent that such award is exercised for or settled in vested and non-forfeitable shares) and (iii) 5,350,000 additional shares of Common Stock; and (b) 14,000,000 shares of Common Stock issuable to eligible employees, including the employees of any subsidiaries designated by the Board of Directors, under the Celanese Corporation 2009 Employee Stock Purchase Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information*
Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
(a)	The Company’s Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Company’s fiscal year ended December 31, 2008, as filed with the Commission on February 13, 2009;
(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2008, including the Company’s Current Reports on Form 8-K filed with the Commission on January 6, 2009; January 21, 2009; January 26, 2009; February 2, 2009; February 12, 2009; March 2, 2009; March 10, 2009; March 27, 2009; and April 3, 2009; and
(d)	The description of the Company’s Series A Common Stock contained in its Form 8-A, filed on January 18, 2005.
In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on

Form 8-K that it may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
The Company’s Exchange Act file number with the Commission is 001-32410.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
     The Delaware General Corporation Law, or DGCL, authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:
•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends or stock repurchases and redemptions); or

•	for transactions from which the director derived improper personal benefit.
     The Company’s Certificate of Incorporation and Third Amended and Restated By-laws (the “By-laws”) provide that, except in limited circumstances, the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL and must pay in advance the expenses and costs incurred by its directors and officers in defense of civil, criminal, administrative, regulatory and investigative actions. The Company is authorized to carry directors’ and officers’ insurance providing indemnification for its directors, officers and certain employees for some liabilities.
     The limitation of liability and indemnification provisions in the Company’s Certificate of Incorporation and By-Laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders.
Item 7. Exemption from Registration Claimed
Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 28, 2005).

4.2	Third Amended and Restated By-laws, effective as of October 23, 2008 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 29, 2008).

4.3	Form of certificate of Series A Common Stock (incorporated by reference to Exhibit 4.1 from the Company’s Registration Statement on Form S-1 (File No. 333-120187), filed on January 13, 2005).

4.4	Celanese Corporation 2009 Global Incentive Plan.

4.5	Celanese Corporation 2009 Employee Stock Purchase Plan.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from exhibit 5.1).

24	Power of Attorney (contained on signature page hereto).
Item 9. Undertakings
1. The Company hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. The Company hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to provisions and arrangements that exist whereby the Company may indemnify such persons against liabilities arising under the Securities Act, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 23rd day of April, 2009.

CELANESE CORPORATION (Registrant)
By:	/s/ David N. Weidman
David N. Weidman
Chairman of the Board of Directors and Chief Executive Officer (Principal executive officer)

     We, the undersigned officers and directors of Celanese Corporation, do hereby constitute and appoint David N. Weidman and Steven M. Sterin, and each of them acting alone, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done or have done or caused to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ David N. Weidman David N. Weidman	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 23, 2009

/s/ Steven M. Sterin Steven M. Sterin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 23, 2009

/s/ Christopher W. Jensen Christopher W. Jensen	Vice President and Corporate Controller (Principal Accounting Officer)	April 23, 2009

/s/ James E. Barlett James E. Barlett	Director	April 23, 2009

/s/ David F. Hoffmeister David F. Hoffmeister	Director	April 23, 2009

/s/ Martin G. McGuinn Martin G. McGuinn	Director	April 23, 2009

/s/ Paul H. O’Neill Paul H. O’Neill	Director	April 23, 2009

/s/ Mark C. Rohr Mark C. Rohr	Director	April 23, 2009

/s/ Daniel S. Sanders Daniel S. Sanders	Director	April 23, 2009

Name	Title	Date

/s/ Farah M. Walters Farah M. Walters	Director	April 23, 2009

/s/ John K. Wulff John K. Wulff	Director	April 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 28, 2005).

4.2	Third Amended and Restated By-laws, effective as of October 23, 2008 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 29, 2008).

4.3	Form of certificate of Series A Common Stock (incorporated by reference to Exhibit 4.1 from the Company’s Registration Statement on Form S-1 (File No. 333-120187), filed on January 13, 2005).

4.4	Celanese Corporation 2009 Global Incentive Plan.

4.5	Celanese Corporation 2009 Employee Stock Purchase Plan.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from exhibit 5.1).

24	Power of Attorney (contained on signature page hereto).